As filed with the Securities and Exchange Commission on May 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0038620
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

111 Oyster Point Boulevard

South San Francisco, California 94080

(415) 365-5600

(Address of principal executive offices)

2013 Omnibus Incentive Plan

(Full title of the Plan)

Thomas Civik

President and Chief Executive Officer

Five Prime Therapeutics, Inc.

111 Oyster Point Boulevard

South San Francisco, California 94080

(415) 365-5600

(Name, address and telephone number of Agent for Service)

Copies to:

Laura A. Berezin

Jaime L. Chase

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
2013 Omnibus Incentive Plan (Common stock, $0.001 par value per share)	1,451,214(2)	$3.06	$4,440,714.84	$576.40

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the 2013 Omnibus Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of common stock of Five Prime Therapeutics, Inc. (the “Registrant”).

(2)

Represents additional shares of the Registrant’s common stock reserved for future grant under the 2013 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2020 pursuant to the terms thereof.

(3)

Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on May 1, 2020.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,451,214 shares of common stock under the Five Prime Therapeutics, Inc. 2013 Omnibus Incentive Plan, pursuant to the provisions of such plan, which provide for an annual automatic increase in the number of shares of common stock reserved for issuance under such plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the “Commission”):

(a)

the contents of the Registrant’s Registration Statements on Form S-8 relating to the 2013 Plan filed with the Commission on October 11, 2013 (File No. 333-191700), March 26, 2014 (File No.  333-194820), March 18, 2015 (File No.  333-202854), May 6, 2016 (File No.  333-211216), May 5, 2017 (File No.  333-217737), May 8, 2018 (File No.  333-224748) and May 9, 2019 (File No. 333-231341);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-36070) for the fiscal year ended December 31, 2019, filed with the Commission on February 27, 2020;

(c)	the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36070) for the fiscal quarter ended March 31, 2020, filed with the Commission on May 7, 2020;

(d)

the Registrant’s Current Reports on Form 8-K (File No. 001-36070) filed with the Commission on January  21, 2020, February  18, 2020, February  26, 2020, April  14, 2020 and April 17, 2020, and the Registrant’s Current Report on Form 8-K/A (File No.  001-36070) filed with the Commission on April 6, 2020; and

(e)

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36070) filed with the Commission on September 16, 2013, under Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below and are incorporated herein by reference.

Exhibit Number	Exhibit Description

4.1	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on September 4, 2013).

4.2	2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-191700), filed with the Commission on October 11, 2013).

4.3	Amendment No. 1 to the 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36070), filed with the Commission on November 6, 2017).

4.4	Form of Incentive Stock Option Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on July 26, 2013).

4.5	Form of Non-Qualified Option Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on July 26, 2013).

4.6	Form of Restricted Stock Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193491), filed with the Commission on January 22, 2014).

4.7	Form of Restricted Stock Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K (File No. 001-36070) for the fiscal year ended December 31, 2016, filed with the Commission on February 24, 2017).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California on May 7, 2020.

Five Prime Therapeutics, Inc.

By:	/s/ Thomas Civik
Thomas Civik
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS,  that each person whose signature appears below constitutes and appoints Thomas Civik and Francis W. Sarena, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Civik	President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2020
Thomas Civik

/s/ David V. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2020
David V. Smith

/s/ David White	Vice President, Finance (Principal Accounting Officer)	May 7, 2020
David White

/s/ William R. Ringo	Chairman of the Board	May 7, 2020
William R. Ringo

/s/ Franklin M. Berger	Director	May 7, 2020
Franklin M. Berger

/s/ Kapil Dhingra, M.B.B.S.	Director	May 7, 2020
Kapil Dhingra, M.B.B.S.

/s/ Peder K. Jensen, M.D.	Director	May 7, 2020
Peder K. Jensen, M.D.

Signature	Title	Date

/s/ Garry Nicholson	Director	May 7, 2020
Garry Nicholson

/s/ Carol Schafer	Director	May 7, 2020
Carol Schafer

/s/ Lori Lyons-Williams	Director	May 7, 2020
Lori Lyons-Williams